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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       DATE OF REPORT (Date of earliest event reported): DECEMBER 28, 2001



                             TOWER AUTOMOTIVE, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



         1-12733                                       41-1746238
(Commission File Number)                  (I.R.S. Employer Identification No.)


         5211 CASCADE ROAD SE - SUITE 300, GRAND RAPIDS, MICHIGAN 49546
               (Address of Principal Executive Offices) (Zip Code)


                                 (616) 802-1600
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 9.   Furnished Information

     On December 28, 2001, Tower Automotive, Inc. issued the press release included in this Form 8-K.

     As described in the press release, Tower Automotive, Inc. has stated that it will be taking restructuring and impairment charges totaling $289 million in the fourth quarter ended December 31, 2001. Of this amount, $277 million relates to non-cash charges associated with goodwill and other asset impairments. The Company expects that the cash charges recorded will be recovered with operating savings by the end of its 2002 fiscal year. The Company previously announced other fourth quarter charges of $95 million associated with the closure of its Sebewaing, Michigan, facility. The Company also indicated that it continues to evaluate the potential discontinuance of all manufacturing processes currently performed at its Milwaukee Press Operations facility.

     The first portion of the restructuring charge relates to consolidation of technical activities and a reduction of other salaried colleagues pertaining to a reorganization of the Company's U.S. and Canada operations. The reduction affects 215 engineering, finance, information technology and human resource colleagues in the Company's technical and administrative centers in Novi, Rochester Hills, and Grand Rapids, Michigan; Milwaukee, Wisconsin; and its U.S. and Canada manufacturing locations. This portion of the restructuring will result in a charge of $17 million, the cash portion of which is $9.8 million. The reduction in the salaried colleague workforce should be completed by third quarter 2002.

     The second portion of the restructuring charge will be approximately $69 million, of which only $2.4 million is cash, related to the relocation of some component manufacturing from the Company's Milwaukee Press Operations to other Tower locations.

     The Company also will record non-cash charges of approximately $203 million related to the impairment of goodwill and underutilized assets at certain business locations, and the carrying value of an under-performing investment.

     In October 2001, Tower Automotive previously announced the closure of its Sebewaing, Michigan, facility by March 2002, resulting in approximately $23 million of fourth quarter cash charges and $72 million in non-cash charges.

     The combination of the Sebewaing closure and the restructuring and impairment charges announced today result in total fourth quarter pre-tax charges of approximately $384 million, the cash portion of which is $35 million and the non-cash portion of which is $349 million.

     The combined fourth quarter non-cash charges include fixed asset impairment charges of $91 million, goodwill reduction of $196 million, a reduction in the carrying value of investments of $46 million, and an increase in estimated long-term employee benefit accruals of $16 million. The Company expects a reduction of approximately $4.5 million in depreciation expense as a result of the asset impairment charges being recorded. As the Company intends to adopt Statement of Financial Accounting Standards No. 142 in the first quarter of 2002, it will cease recording periodic amortization of goodwill at that time.

     In addition to the reorganization and realignment actions noted above, early in December Tower Automotive informed the unions representing its Milwaukee Press Operations colleagues that the site's management team will recommend the discontinuance of all stamping and ancillary processes currently performed at the facility and the relocation of that work to other Tower Automotive plants or Tier II suppliers. Tower Automotive is presently in discussions with the leadership of these unions related to this recommendation, and expects to finalize a decision early in first quarter 2002. Approximately 40 salaried colleagues and 450 hourly colleagues would be affected by a closure of the Milwaukee Press Operations, with anticipated cash closure costs of $10 million to $20 million and additional impairment charges of $50 million to $60 million. The company intends to continue the assembly of frames for the Dodge Ram and Ford Ranger trucks at its Milwaukee facilities.


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     A copy of the press release issued today follows below:


December 28, 2001

FROM:                                          FOR:
Padilla Speer Beardsley Inc.                   Tower Automotive, Inc.
224 Franklin Avenue West                       5211 Cascade Road S.E., Suite 300
Minneapolis, Minnesota 55404                   Grand Rapids, Michigan 49546

                                               Anthony Barone (616) 802-1600
                                               Dave Tuit (616) 802-1591

FOR IMMEDIATE RELEASE
---------------------

TOWER AUTOMOTIVE ANNOUNCES RESTRUCTURING AND IMPAIRMENT CHARGES; CONTINUES TO EVALUATE MILWAUKEE PRESS OPERATIONS

GRAND RAPIDS, MICH., DECEMBER 28 - Tower Automotive, Inc. (NYSE: TWR) announced today that it will be taking restructuring and impairment charges totaling $289 million in the fourth quarter ending December 31, 2001. Of this amount, $277 million relates to non-cash charges associated with goodwill and other asset impairments. The company expects that the cash charges recorded will be recovered with operating savings by the end of its 2002 fiscal year. A Form 8-K has been filed today reflecting this announcement. The charges being announced are in addition to those associated with the closure of the company's Sebewaing facility, which was announced in October 2001.

     The first portion of the restructuring charge relates to consolidation of technical activities and a reduction of other salaried colleagues pertaining to a reorganization of the company's U.S. and Canada operations. The reduction affects 215 engineering, finance, information technology and human resource colleagues in the company's technical and administrative centers in Novi, Rochester Hills, and Grand Rapids, Mich.; Milwaukee, Wis.; and its U.S. and Canada manufacturing locations. This portion of the restructuring will result in a charge of $17 million, the cash portion of which is $9.8 million. The reduction in the salaried colleague workforce should be completed by third quarter 2002.

     The second portion of the restructuring charge will be approximately $69 million, of which only $2.4 million is cash, related to the relocation of some component manufacturing from the company's Milwaukee Press Operations to other Tower locations.

     The company also will record non-cash charges of approximately $203 million related to the impairment of goodwill and underutilized assets at certain business locations, and the carrying value of an under-performing investment.

     In addition to the reorganization and realignment actions noted above, early in December Tower Automotive informed the unions representing its Milwaukee Press Operations colleagues that the site's management team will recommend the discontinuance of all stamping and ancillary processes currently performed at the facility and the relocation of that work to other Tower Automotive plants or Tier II suppliers. Tower Automotive is in discussions with the leadership of these unions related to this recommendation, and expects a decision early in first quarter 2002. Approximately 40 salaried colleagues and 450 hourly colleagues would be affected by a closure of the Milwaukee Press Operations, with anticipated cash closure costs of $10 million to $20 million and additional impairment charges of $50 million to $60 million. The company intends to continue the assembly of frames for the Dodge Ram and Ford Ranger trucks at its Milwaukee facilities.

     Tower Automotive, Inc., produces a broad range of assemblies and modules for vehicle structures and suspension systems for the automotive manufacturers, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Fiat, Kia, Hyundai, BMW and Volkswagen. Products include body




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structural assemblies such as pillars and package trays, control arms, suspension links, engine cradles and full frame assemblies. The company is based in Grand Rapids, Mich.

     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results as a consequence of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Tower Automotive operates and other risks detailed from time to time in the company's Securities and Exchange Commission filings.













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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                             TOWER AUTOMOTIVE, INC.



Date:  December 28, 2001     By: /s/ Anthony A. Barone
                                 -----------------------------------------------
                             Name: Anthony A. Barone
                             Title:  Vice President and Chief Financial Officer
                             (Principal Accounting and Financial Officer)